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INTUIT INC.                                                        EXHIBIT 11.01
COMPUTATION OF NET INCOME PER SHARE
(in thousands, except per share amounts; unaudited)

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
                                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                               JANUARY 31,                    JANUARY 31,
                                                                          1996            1997             1996          1997
                                                                       ----------      ----------       ----------    ----------
PRIMARY
    Computation of common and common
    equivalent shares outstanding:
       Weighted average common shares
          outstanding                                                     45,023          46,391          44,850         46,220
       Equivalent shares issuable upon exercise
          of options                                                       2,799           1,240           2,570          1,264
                                                                       --------------------------------------------------------
    Shares used in computing per share amounts                            47,822          47,631          47,420         47,484
                                                                       --------------------------------------------------------
    Net income                                                         $  21,910        $115,940        $  1,588       $ 87,636
                                                                       --------------------------------------------------------
    Per share amount                                                   $    0.46        $   2.44        $   0.03       $   1.85
                                                                       --------------------------------------------------------
FULLY-DILUTED
    Computation of common and common
    equivalent shares outstanding:
       Weighted average common shares
          outstanding                                                     45,023          46,391          44,850         46,391
       Equivalent shares issuable upon exercise
          of options                                                       2,799           1,240           2,852          1,093
                                                                       --------------------------------------------------------
    Shares used in computing per share amounts                            47,822          47,631          47,702         47,484
                                                                       --------------------------------------------------------
    Net income                                                         $  21,910        $115,940        $  1,588       $ 87,636
                                                                       --------------------------------------------------------
    Per share amount                                                   $    0.46        $   2.44        $  0.03        $   1.85
                                                                       --------------------------------------------------------

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